September 11, 1996






Signal Apparel Company, Inc.
Manufacturer's Road
Chattanooga, Tennessee

Gentlemen:

     This will serve to modify the letter agreement

dated March 29, 1996 ("Interim Extension Agreement")

between Joan Vass Inc. ("Vass") and you ("Signal")

pursuant to which the June 1, 1992 License Agreement

("License Agreement") between Vass and Signal was

agreed to be extended beyond its May 31, 1996

termination date, as follows:

     1.   Subject to the provision of Paragraph 6

hereof, the notice of termination of the License

Agreement dated August 8, 1996 served by Rose & Boxer,

Esqs. on behalf of Vass is hereby rescinded effective

August 8, 1996 ("Notice of Termination") and Vass

hereby waives the claims, if any, which it may

otherwise have sought to have asserted against Signal

by reason of the breaches of the License Agreement

alleged in the Notice of Termination.

     2.   Paragraph 2 of the Interim Extension

Agreement is modified so that the Term of the License

Agreement shall be deemed extended to May 30, 1997 and

shall be applicable to the following Collections:

Spring 1997 and Summer 1997 (the "Extended

Collections").

     3.   Subparagraph a of Paragraph 2 of the Interim

Extension Agreement is amended by adding the following

payment obligations to said paragraph in addition to

those set forth therein:

DATE OF PAYMENT               OBLIGATION TO BE PAID
No later than the due         Payment of third party
dates reflected on the        expenses (as determined
invoices.                     and approved by Vass) for
                              Vass' Spring 1997 Fashion
                              Show to be held on
                              October 31, 1997, up to a
                              maximum of $70,000
                              ("Fashion Show
                              Expenses").  (Signal
                              hereby indemnifies Vass
                              from liability for non-
                              payment of such Fashion
                              Show Expenses).

December 1, 1996              Payment of the sum of
                              $62,500, less the amount
                              expended by Signal as
                              Fashion Show Expenses in
                              excess of $60,000 but not
                              in excess of $65,000

December 30, 1996             Payment of Royalty on Net
                              Sales of u.s.a. garments
                              between September 1, 1996
                              and November 30, 1996, in
                              excess of the payments
                              scheduled to be made
                              October 30, 1996 and
                              November 30, 1996

January 30, 1997              Payment of Royalty on Net
                              Sales of u.s.a. garments
                              in the month of December
                              1996

February 28, 1997             Payment of Royalty on Net
                              Sales of u.s.a. garments
                              in the month of January,
                              1997

March 1, 1997                 Payment of the sum of
                              $62,500, less the amount
                              expended by Signal as
                              Fashion Show Expenses in
                              excess of $65,000 but not
                              in excess of $70,000


March 30, 1997                Payments of Royalty on
                              Net Sales of u.s.a.
                              garments between December
                              1, 1997 and February 28,
                              1997, in excess of the
                              payments scheduled to be
                              made January 30, 1997 and
                              February 28, 1997

DATE OF PAYMENT               OBLIGATION TO BE PAID
April 30, 1997                Payment of Royalty on Net
                              Sales of u.s.a. garments
                              in the month of March
                              1997

May 30, 1997                  Payment of Royalty on Net
                              Sales of u.s.a. garments
                              in the month of April
                              1997.

June 30, 1997                 Payments of Royalty on
                              Net Sales of u.s.a.
                              garments between March 1,
                              1997 and May 30, 1997, in
                              excess of the payments
                              scheduled to be made
                              April 30, 1997 and May
                              30, 1997

July 30, 1997                 Payment of Royalty on Net
                              Sales during the
                              "Disposal Period" (as
                              defined in the License
                              Agreement) of u.s.a.
                              garments in the month of
                              June 1997

August 30, 1997               Payment of Royalty on Net
                              Sales during the Disposal
                              Period of u.s.a. garments
                              in the month of July 1997

September 30, 1997            Payments of Royalty on
                              Net Sales during the
                              Disposal Period of u.s.a.
                              garments between June 1,
                              1997 and August 30, 1997,
                              in excess of the payments
                              scheduled to be made July
                              30, 1997 and August 30,
                              1997

     4.   Paragraph 3 of the Interim Extension

Agreement is hereby revised to read as follows:


          "3. The parties recognize that in order that prototypes of Joan Vass u.s.a. garments for the Extended Collections be available to permit Signal to manufacture sales samples for selling in a timely fashion, it is necessary that Vass periodically work on the development of the Extended Collections prototypes at Signal's Heritage facility in Marion, South
Carolina. Vass agrees to undertake the development of the prototypes subject to this letter agreement upon the following conditions:

                          -3-

               "a.  Signal acknowledges that Vass'
designs for each of the seasons of the Extended
Collections are and at all times shall be and remain the property of Vass.

               "b.  All prototypes, patterns and
specification sheets for garments for the Extended
Collections developed by Vass and Signal (Heritage) shall at all times be and remain the property of Vass.
Upon the termination of the License Agreement, the same shall be delivered to Vass at its offices in New York within five (5) days of Vass' written demand therefore.
Vass shall be responsible for the expense of shipping and shall have the option to credit Signal for such shipping expense and the direct expense of preparation of prototypes, patterns and specification sheets against the amounts due and to come due to it as Royalties under the License Agreement, which direct expense shall be the responsibility of Vass if the above option is exercised by Vass.

               "c.  The provisions of Section 4.5(a)
and (o) shall not be applicable during the period covered by this Agreement except that Signal shall continue the program of cooperative advertising of u.s.a. garments for Fall 1996, Holiday 1996 and the Extended Collections customarily offered by it during the Term of the License Agreement to Signal customers.

               "d.  So long as Signal is in compliance
with the License Agreement and the terms of this letter agreement, Signal shall be entitled to offer for sale and accept any orders for Fall or Holiday 1996 and the Extended Collections garments without further approval of Vass.

               "e.  Upon termination of the License
Agreement, (i) Vass shall have the option to purchase all samples manufactured by Signal for the Extended
Collections, or any one or more of them, at Signal's
(Heritage's) direct cost; (ii) Vass shall have the option to purchase at Signal's (Heritage's) cost all inventoried yarns and other materials and accessories, allocated to u.s.a. garments and (iii) Vass shall also have the option to assume any yarn contracts held by Signal (Heritage) allocated to u.s.a. garments.

          "Such options shall be exercised by Vass by written notice following the termination of the License
Agreement given within twenty days (20) after receipt of notice from Signal (Heritage) of the (a) inventory of samples available for Vass' purchase and Signal's
(Heritage's) cost, (b) inventory of yarn, other materials and accessories available for Vass' purchase and Signal's (Heritage's) cost and (c) a description of the yarn contracts held by Heritage which Vass may assume. Vass shall also have the option to make any payment required to be made by credit against the amounts due and to come due to it as Royalties under the License Agreement."

     5.   The first sentence of Paragraph 4 of the

Interim Extension Agreement as modified to read as

follows:


          "The applicability of the provisions of
Section 9 of the License Agreement are conditioned upon timely compliance by Signal with the provisions of
Section 4.2 of the License Agreement governing the payment of Royalties during the Disposal Period."

     6.   The rescission of the Notice of Termination

of the License Agreement, as extended, as provided in

Paragraph 5 hereof is conditioned upon the following:

          a.   Signal shall indemnify, save and hold

Vass harmless, and hereby agrees to indemnify, save and

hold Vass harmless, from and against any and all

claims, liabilities, damages and expenses (including

reasonable attorney's fees) which may be asserted

against it by reason of the cessation of manufacture by

Signal of garments for Chelsea Gray Apparel, Inc.

("Chelsea Gray") or any related entity (the "Grounds"),

provided, however this indemnification for expenses

shall not apply to expenses (including reasonably

attorney's fees) (i) incurred by Vass in defending a

counterclaim brought by Chelsea Gray asserting the

Grounds should Vass initiate litigation against Chelsea

Gray or any related entity on any ground or (ii)

incurred by Vass prior to the date hereof.


          b.   Signal agrees that on and after October

15, 1996 it shall permanently cease the manufacture and

distribution of garments for Chelsea Gray or any other

entity which are derived, in whole or in any part, from

fabrications and/or designs contained in garments

designed by Vass for one or more Collections previously

(or hereafter) submitted by Vass to Signal and not

rejected by Signal.  Vass agrees to and does hereby

waive and release Signal from any claims it may have

asserted or sought to have asserted against Signal by

reason of the manufacture by Signal of any garment for

Chelsea Gray prior to October 15, 1996.


          c.   Signal agrees that it shall not

manufacture garments for Chelsea Gray in the absence of

Vass' prior approval and verification that the garment

so proposed to be manufactured by Signal is not derived

in whole or in part from fabrications and/or designs

contained in garments designed by Vass for one or more

Collections previously (or hereafter) submitted by Vass

to Signal and not rejected by Signal, which approval

shall not unreasonably be withheld and shall be given

or denied within 5 business days of the request to

Vass' for such approval; otherwise such garments shall

be approved.

     7.   The terms and provisions of the License

Agreement as modified by the Interim Extension

Agreement and as further modified by the provisions of

this Agreement are hereby ratified, affirmed and

approved.


                          -6-


     Please signify your consent to and approval of the

foregoing by signing at the foot hereof.

                              Very truly yours,

                              JOAN VASS, INC.



                              By /s/ Joan Vass
                                 ---------------------
                                 Joan Vass, President

Consented to and Agreed

SIGNAL APPAREL COMPANY, INC.



By /s/ Bruce Krebs
   --------------------------
     Bruce Krebs, President

